BCSC
British Columbia Securities Commission

Cease Trade Order

Zoro Mining Corp.

Section 164 of the Securities Act, R.S.B.C.1996, c. 418

1.  Zoro Mining Corp. (Zoro) is an OTC reporting issuer under BC instrument
    51-509 Issuers Quoted in the U.S. Over-the-Counter Markets (BCI 51-509).

2.
On August 14, 2009, Zoro filed as its annual information form a Form 10-K Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended April 30, 2009 (Form 10-K).

3.
In its Form 10-K, Zoro discloses scientific and technical information about its mineral properties, including the Yura gold. prospect near Arequipa, Peru and its Don Beno gold and copper project near Copiapo, Chile.

4.
Zoro failed to file a technical report to support the scientific and. technical disclosure it made about its material mineral properties in its Form 10-K, as required under section 4.2(1) of National instrument 43-101 Standards of Disclosure for Mineral Projects (N1 43-101).

5.	Zoro made the following distributions of its securities (the Distributions) to persons in British Columbia:

1.	356,687 shares in a debt settlement for $142,675 to Sweetwater Capital Corp.

2.	833,305 shares in a debt settlement for $333,322 to West Peak Ventures of Canada Ltd., and

3.	150,000 shares at a price of $0.80 per share under are advisory consulting services agreement with Surfside Ventures Ltd.

6.
Zoro did not file a Form 45-106F1 Report of Exempt Distribution that would be required to be fild under section 6.1 of National Instrument 45-106 Prospectus and Registration Exemptions if Zoro relied on any of the exemptions from the prospectus and registration requirements listed in that section for any of the Distributions.

Tel: 604 899-6500 Fax: 604 899-6506 Toll Free 1 800-373-6393 www.bcsc.bc.ca
P0. Box 10142, Pacific Centre. 701 West Georgia Simon Vancouver, BC, Canada WY 112

BCSC

7. Zoro did not file a preliminary prospectus and a prospectus for any of the Distributions.

8.  Under section 164(1) of the Act, the Executive Director orders that trading inthe securities of Zoro cease until:

1.	Zoro files a technical report in the required form on its Yura gold prospect near Arequipa, Peru and its Don Beno gold and copper project near Copiapo, Chile.

2. Either:

(a)	Zoro files a preliminary prospectus and prospectus in the required form for the Distributions, and the Executive Director issues receipts for the preliminary prospectus and prospectus, or

(b)
Zoro files a Form 45-1O6F1 Report of Exempt Distribution, if Zoro relied on exemptions from the registration and prospectus requirements of the Act for the Distributions that were available to it and require a Report of Exempt Distribution.

3. The Executive Director makes an order under section 171 of the Act revoking this order.

      9.   December 11, 2009

John Porges
Manger
Corporate Finance